As filed with the Securities and Exchange Commission on May 13, 2025

Registration No. 333-286704

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GCT Semiconductor Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-2171699
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2290 North 1st Street, Suite 201

San Jose, California 95131

(408) 434-6040

(Address, Including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Schlaefer

Chief Executive Officer

GCT Semiconductor Holding, Inc.

2290 North 1st Street, Suite 201

San Jose, California 95131

(408) 434-6040

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Albert Lung, Esq.

Morgan, Lewis & Bockius LLP

1400 Page Mill Road

Palo Alto, CA 94304

(650) 843-4000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following Box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

As of April 1, 2025, we became eligible under Securities and Exchange Commission (“SEC”) rules to use a short-form registration statement on Form S-3. This registration statement on Form S-3 is being filed in part to update and replace our registration statement on Form S-1, as amended (Registration No. 333-278809), which was declared effective by the SEC on June 3, 2024 (the “S-1 Registration Statement”). The S-1 Registration Statement registered (i) the issuance by us of up to 26,724,001 shares of our common stock underlying warrants, (ii) the future resale of up to 35,970,732 shares of our common stock, and (iii) the future resale of up to 6,580,000 private placement warrants, held by the selling securityholders named in the prospectus, as required by the registration rights agreement that we initially entered into with certain of the selling securityholders on March 26, 2024.

This registration statement replaces the S-1 Registration Statement and registers the issuance by us of up to 26,273,653 shares of our common stock underlying warrants, and the future resale of up to 36,261,987 shares of our common stock and up to 6,728,320 private placement warrants and Anapass Warrants (as defined below) by the selling securityholders named in this prospectus.

The information in this prospectus is not complete and may be changed. We and the selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 13, 2025

PROSPECTUS

GCT Semiconductor Holding, Inc.

36,261,987 Shares of Common Stock
6,728,320 Warrants to Purchase Common Stock

Up to 26,273,653 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the issuance by us of an aggregate of up to 26,273,653 shares of our common stock, $0.0001 par value per share (the “Common Stock”) issuable upon the exercise of warrants, which consists of (a) up to 6,580,000 shares of Common Stock that are issuable upon the exercise of 6,580,000 warrants (the “Private Placement Warrants”) held by Concord Sponsor Group III LLC (the “Sponsor”), CA2 Co-Investment LLC (“CA2,” together with the Sponsor, the “Sponsors”), and an affiliate of stockholder of the Company (the “Affiliated Stockholder”) originally issued in a private placement in connection with the initial public offering of Concord Acquisition Corp III (“Concord III”) by the holders thereof and allocated to Affiliated Stockholder upon the consummation of the business combination, (b) up to 17,250,000 shares of Common Stock that are issuable upon the exercise of 17,250,000 warrants (the “Public Warrants”) originally issued in the initial public offering of Concord III by the holders thereof, (c) up to 2,295,333 shares of Common Stock that are issuable upon the exercise of 2,295,333 warrants held by certain warrants holders of GCT Semiconductor, Inc. (the “GCT Warrants”) and (d) up to 148,320 shares of Common Stock that are issuable upon the exercise of 148,320 warrants held by Anapass, Inc. pursuant to a securities purchase agreement (the “Anapass Securities Purchase Agreement”) entered into on September 26, 2024 (the “Anapass Warrants” and together with the GCT Warrants, Public Warrants and Private Placement Warrants, the “Warrants”).

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (i) up to 36,261,987 shares of Common Stock consisting of (a) up to 6,580,000 shares of Common Stock issuable upon exercise of the Private Placement Warrants at a price of $11.50 per share, which were initially issued to Sponsors at an effective purchase price of $1.00, (b) 19,685,138 shares of Common Stock acquired by certain Selling Securityholders party to the Registration Rights Agreement (as defined herein), at an effective purchase price ranging from $0.00 to $120.48 per share, (c) up to 4,529,967 shares of Common Stock originally issued to investors in a private placement pursuant to those certain Subscription Agreements (the “PIPE Shares”) at an effective purchase price of $6.67 per share, (d) up to 1,781,626 shares of Common Stock issued to certain third parties as consideration for their entry into certain non-redemption agreements with Concord III and the Sponsor (the “NRA Investors”) pursuant to which such Selling Securityholders agreed not to request redemption or to reverse any previously submitted redemption demand in connection with the Business Combination, (e) up to 500,000 shares of Common Stock issuable upon conversion of a convertible promissory note (the “Note”) issued to a strategic investor (the “Noteholder”) in the principal amount of $5,000,000, (f) up to 2,295,333 shares of Common Stock that are issuable upon the exercise of the GCT Warrants at an exercise price of $5.00, $10.00, and $18.75 per share, as applicable, (g) 741,603 shares of Common Stock issued pursuant to the Anapass Securities Purchase Agreement to Anapass, Inc. at a purchase price of $3.02 per share, and (h) 148,320 shares of Common Stock issuable upon exercise of the Anapass Warrants at a price of $3.02 per share, (ii) up to 6,580,000 Private Placement Warrants, which were initially issued to Sponsors at an effective purchase price of $1.00 and (iii) 148,320 Anapass Warrants. See “Selling Securityholders” for more information about the Selling Securityholders, including with respect to their acquisition of the securities offered hereby.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Securityholders. We could receive up to an aggregate of approximately $103,317,920 if all of the Warrants held by the Selling Securityholders are exercised for cash. However, we will only receive such proceeds if and when the holders of the Warrants exercise the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of any of our shares of Common Stock and the spread between the exercise price of the Warrants and the price of our Common Stock at the time of exercise. We have outstanding (i) 17,250,000 Public Warrants to purchase 17,250,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, (ii) 6,580,000 Private Placement Warrants to purchase 6,580,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, (iii) 2,295,333 GCT Warrants to purchase 2,295,333 shares of our Common Stock, exercisable at an exercise price of $5.00, $10.00, and $18.75 per share, as applicable, as described herein for the GCT Warrants and (iv) 148,320 Anapass Warrants to purchase 148,320 shares of our Common stock, exercisable at an exercise price of $3.02 per share. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. There can be no assurance that any of our Warrants will be in the money prior to their expiration. As such, it is possible that we may never generate any cash proceeds from the exercise of any of our Warrants. We will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section titled “Plan of Distribution.”

Sales of a substantial number of shares of Common Stock in the public market, including the resale of the shares of Common Stock held by our Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants pursuant to this prospectus or pursuant to Rule 144, could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of Common Stock intend to sell shares, could reduce the market price of the Common Stock and make it more difficult for you to sell your holdings at times and prices that you determine are appropriate. Shares of Common Stock held by certain of our Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants, were purchased at an effective price lower than the current market price of our Common Stock. Accordingly, such Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants could sell their securities at a per-share price that is less than the purchase price public stockholders paid and still realize a significant profit from the sale of those securities that could not be realized by our public stockholders. Furthermore, we expect that, because there is a large number of shares being registered pursuant to the registration statement of which this prospectus forms a part, the Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants will continue to offer the securities covered thereby pursuant to this prospectus or pursuant to Rule 144 for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement may continue for an extended period of time. You may not experience a similar rate of return should you invest in our securities, as the price at which you purchase our securities may differ from that of these Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants.

There is no established trading market for the Private Placement Warrants or the Anapass Warrants. We do not intend to list the Private Placement Warrants or the Anapass Warrants on any securities exchange or other trading market. We do not expect an active trading market to develop for the Private Placement Warrants or the Anapass Warrants. Without an active trading market, the liquidity of the Private Placement Warrants or the Anapass Warrants will be limited. The price at which the the Private Placement Warrants or the Anapass Warrants may be sold will depend, in part, on the manner and timing of such sales.

This prospectus provides you with a general description of the securities and the general manner in which we and the selling securityholders may offer or sell the applicable securities. If required, more specific terms of the securities will be provided in an accompanying prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. For general information about the distribution of securities offered by us and the selling securityholders, see “Plan of Distribution”. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement before you invest.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock and Public Warrants are traded on the New York Stock Exchange under the symbols “GCTS” and “GCTSW,” respectively. On May 12, 2025, the closing price of our Common Stock was $1.65 per share, and the closing price of our Public Warrants, was $0.07 per Public Warrant. We do not intend to list the Private Placement Warrants or the Anapass Warrants on any stock exchange or other trading market.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock or Public Warrants involves a high degree of risk. See the section titled “Risk Factors” beginning on page 4 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2025.

ABOUT THIS PROSPECTUS

General

This prospectus also relates to the issuance by us of up to 26,273,653 shares of our common stock underlying warrants.

In addition, the Selling Securityholders may use this registration statement to offer and sell up to an aggregate of 36,261,987 shares of Common Stock, 6,580,000 Private Placement Warrants and 148,320 Anapass Warrants from time to time through any means described in the section titled “Plan of Distribution”. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of any of our shares of Common Stock and the spread between the exercise price of the Warrants and the price of our Common Stock at the time of exercise. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. There can be no assurance that any of our Warrants will be in the money prior to their expiration.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See section titled “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

On March 26, 2024 (the “Closing Date”), Concord III, a Delaware corporation, consummated a series of transactions that resulted in the combination of Gibraltar Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Concord III (“Merger Sub”), and GCT, pursuant to a Business Combination Agreement, dated November 2, 2023 (the “Business Combination Agreement”), by and among Concord III, Merger Sub and GCT, as described further below. Pursuant to the terms of the Business Combination Agreement, a business combination between Concord III and GCT was effected through the merger of Merger Sub with and into GCT, with GCT surviving the merger as a wholly-owned subsidiary of Concord III (the “Business Combination”), following the approval by shareholders of Concord III at the special meeting of the stockholders of Concord III held on February 27, 2024 (the “Special Meeting”). Following the closing of the Business Combination (the “Closing”), Concord III was renamed “GCT Semiconductor Holding, Inc.” (the “Company”).

Unless the context indicates otherwise, references to the “Company,” “we,” “us” and “our” refer to the business of GCT Semiconductor Holding, Inc., a Delaware corporation, and its consolidated subsidiaries following the Business Combination. “Concord III” refers to Concord Acquisition Corp III prior to the Business Combination.

Market, Industry and Other Data

This prospectus includes or incorporates by reference estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies and our own estimates based on our management’s knowledge of, and experience in, the industry and markets in which we compete. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources, and on our knowledge of, and our experience to date in, the markets for our products. Market data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market data. In addition, customer preferences are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Accordingly, you are cautioned not to place undue reliance on such market data. References to our being a leader in a market or product category refer to our belief that we have a leading market share position in such specified market based on sales dollars, unless the context otherwise requires.

Trademarks, Service Marks and Trade Names

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

Business Summary

Company Overview

GCT Semiconductor Holding, Inc. (“GCT”) was founded in Silicon Valley, California in 1998 and is a fabless semiconductor company that specializes in the design, manufacturing and sale of communication semiconductors, including high-speed wireless communication technologies such as 5G/4.75G/4.5G/4G transceivers (“RF”) and modems, which are essential for a wide variety of industrial, B2B and consumer applications. We have successfully developed and supplied communication semiconductor chipsets and modules to leading wireless operators worldwide, as well as to original design manufacturers (“ODMs”) and original equipment manufacturers (“OEMs”) for portable wireless routers (e.g., Mobile Router/MiFi), indoor and outdoor fixed wireless routers (e.g., CPE), industrial machine-to-machine (“M2M”) applications and smartphones.

We oversee sales, marketing, and accounting operations from our headquarters in San Jose, California. We conduct product design, development, and customer support through our fully owned subsidiaries, GCT Research, Inc. (“GCT R”) and MTH, Inc., both of which are located in South Korea. GCT R serves as our research and development center. In addition, we utilize separate sales offices for local technical support and sales in Taiwan, China, and Japan.

Our current product portfolio includes RF and modem chipsets based on 4th generation (“4G”), known as Long Term Evolution (“LTE”), technology offering a variety of chipsets differentiated by speed and functionality. These include 4G LTE, 4.5G LTE Advanced (twice the speed of LTE), and 4.75G LTE Advanced-Pro (four times the speed of LTE) chipsets. We also develop and sell cellular IoT chipsets for low-speed mobile networks such as eMTC/NB- IOT/Sigfox, and other network protocols.

Corporate Information

Our principal executive offices are located at 2290 North 1st Street, Suite 201 San Jose, CA 95131, and our telephone number is (408) 434-6040.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recent completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

Investing in our Common Stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, and the other information contained in this prospectus before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to certain information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you at the SEC’s website at http://www.sec.gov and our website at https://investors.gctsemi.com/sec-filings. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information about us and the securities offered by this prospectus. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement through the SEC’s website or our website. You can also call or write us for a copy as described below under “Documents Incorporated by Reference.”

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. We incorporate by reference into this prospectus the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities under this prospectus (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which future filings shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such documents. The SEC file number for these documents is 1-41013.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 25, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on January 29, 2025, March 25, 2025 and April 17, 2025 (excluding any portions thereof that are furnished and not filed); and

•	The description of our securities contained in Form 8-A/A filed with the Commission on April 5, 2024.

Any statement contained in this prospectus or in any document incorporated by reference into this prospectus shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document that also is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus and a copy of the registration statement of which this prospectus is a part. You can request copies of such documents if you write us at our principal executive offices at 2290 North 1st Street, Suite 201 San Jose, CA 95131, or call our telephone number at (408) 434-6040.

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings statement as described above under the heading “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:

•	our financial and business performance, including our financial projections and business metrics;
•	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;
•	unexpected increases in our expenses resulting from inflationary pressures and rising interest rates, including manufacturing and operating expenses and interest expenses;
•	our inability to anticipate the future market demands and future needs of our customers;
•	our ability to develop new 5th generation (“5G”) products under collaboration agreements with our major partners;
•	the impact of component shortages, suppliers’ lack of production capacity, natural disasters or pandemics on our sourcing operations and supply chain;
•	our future capital requirements and sources and uses of cash;
•	our ability to obtain funding for our operations;
•	our anticipated financial performance, including gross margin, and the expectation that our future results of operations will fluctuate on a quarterly basis for the foreseeable future;
•	our expected capital expenditures, cost of revenue and other future expenses, and the sources of funds to satisfy our liquidity needs;
•	the outcome of any legal proceedings that may be instituted against us following completion of the Business Combination and transactions contemplated thereby;
•	our ability to maintain the listing of our Common Stock on the NYSE;
•	the risk that the Business Combination disrupts current plans and operations;
•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of us to grow and manage growth profitably;
•	costs related to the Business Combination; and
•	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section. The risks described in “Risk Factors” are not exhaustive. These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We could receive up to an aggregate of approximately $103,317,920 if all of the Warrants held by the Selling Securityholders are exercised for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such Warrants for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future acquisitions. However, we will only receive such proceeds if and when the holders of the Warrants exercise the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of any of our shares of Common Stock and the spread between the exercise price of the Warrants and the price of our Common Stock at the time of exercise. We have outstanding (i) 17,250,000 Public Warrants to purchase 17,250,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, (ii) 6,580,000 Private Placement Warrants to purchase 6,580,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, (iii) 2,295,333 GCT Warrants to purchase 2,295,333 shares of our Common Stock, exercisable at an exercise price of $5.00, $10.00, and $18.75 per share, as applicable, as described herein for the GCT Warrants and (iv) 148,320 Anapass Warrants to purchase 148,320 shares of our Common stock, exercisable at an exercise price of $3.02 per share. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. There is no established public trading market for the Private Placement Warrants or the Anapass Warrants and we do not intend to apply for listing of the the Private Placement Warrants or the Anapass Warrants on any securities exchange or recognized trading system. The price at which the the Private Placement Warrants or the Anapass Warrants may be sold will depend, in part, on the manner and timing of such sales.

As of May 12, 2025, the closing price of our Common Stock was $1.65 per share, and the closing price of our Public Warrants, was $0.07 per Public Warrant. There can be no assurance that any of our Warrants will be in the money prior to their expiration. As such, it is possible that we may never generate any cash proceeds from the exercise of any of our Warrants.

The Selling Securityholders will pay any underwriting commissions and discounts, and expenses incurred by the Selling Securityholders for brokerage, marketing costs, or legal services (other than those detailed below). We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, securities or blue sky law compliance fees, fees and expenses of our counsel and our independent registered public accounting firm, and fees and expenses of legal counsel (subject to certain dollar limitations).

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to: (i) up to 36,261,987 shares of Common Stock consisting of (a) up to 6,580,000 shares of Common Stock issuable upon exercise of the Private Placement Warrants at a price of $11.50 per share, (b) 19,685,138 shares of Common Stock acquired by certain Selling Securityholders party to the Registration Rights Agreement, (c) up to 4,529,967 PIPE Shares at a price of $6.67 per share issued to PIPE Investors, (d) up to 1,781,626 shares of Common Stock issued to NRA Investors, (e) up to 500,000 shares of Common Stock issuable upon conversion of the Note issued to the Noteholder, (f) up to 2,295,333 shares of Common Stock that are issuable upon the exercise of the GCT Warrants, (g) 741,603 shares of Common Stock issued pursuant to the Anapass Securities Purchase Agreement to Anapass, Inc. at a purchase price of $3.02 per share, and (h) 148,320 shares of Common Stock issuable upon exercise of the Anapass Warrants at a price of $3.02 per share, (ii) up to 6,580,000 Private Placement Warrants, which were initially issued to Sponsors at an effective purchase price of $1.00 and (iii) 148,320 Anapass Warrants.

The Selling Securityholders may from time to time offer and sell any or all of the Common Stock and Private Placement Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “Selling Securityholders” includes the persons listed in the table below, together with any additional Selling Securityholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interests in the Common Stock and Private Placement Warrants other than through a public sale.

The following tables set forth, based upon information currently known by us as of the date of this prospectus, the names of the selling securityholders, and the aggregate number of shares of Common Stock and Warrants that the selling securityholders may offer pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Except as described in the footnotes in the tables below, the selling securityholders have not held any position or office, or otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our securities.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such shares of Common Sock and Warrants. Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s securities pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of shares of Common Stock or Warrants registered on its behalf. A selling securityholder may sell or otherwise transfer all, some or none of such shares of Common Stock or Warrants in this offering.

See “Plan of Distribution” for further information regarding the selling securityholders’ methods of distributing these securities.

	Shares of Common Stock					Warrants to Purchase Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Offered Hereby	Number Beneficially Owned After Offering	Percentage of Class After Offering(1)		Number Beneficially Owned Prior to Offering	Number Offered Hereby	Number Beneficially Owned After Offering	Percentage of Class After Offering
683 Capital Partners, LP (2)	126,988	126,988	-	-		-	-	-	-
Altana Calderwood Specialist Alpha Fund (3)	3,745	3,745	-	-		-	-	-	-
A.R.C. Directors Ltd.(4)	62,500	62,500	-	-		-	-	-	-
Anapass, Inc.(5)	8,954,816	8,954,816	-	-		1,085,670	1,085,670	-	-
Aon 21 USA LLC(6)	1,392,468	717,121	-	-		-	-	-	-
AQR Absolute Return Master Account, L.P.(7)	20,000	20,000	-	-		-	-	-	-
AQR Funds - AQR Diversified Arbitrage Fund(8)	25,000	25,000	-	-		-	-	-	-
AQR Global Alternative Investment Offshore Fund, L.P.(9)	30,000	30,000	-	-		-	-	-	-
AQR Tax Advantaged Absolute Return Fund, L.P.(10)	25,000	25,000	-	-		-	-	-	-
Arena Finance Markets, LP(11)	13,745	13,745	-	-		-	-	-	-
Arena Special Opportunities (Offshore) Master, LP(12)	7,111	7,111	-	-		-	-	-	-
Arena Special Opportunities Fund, LP(13)	19,896	19,896	-	-		-	-	-	-
Arena Special Opportunities Partners (Cayman Master) II, LP(14)	18,312	18,312	-	-		-	-	-	-
Arena Special Opportunities Partners II, LP(15)	40,936	40,936	-	-		-	-	-	-
Asia Pacific Venture Invest II L.P.(16)	17,611	9,950	-	-		-	-	-	-
Asia Pacific Venture Invest L.P.(17)	54,158	30,599	-	-		-	-	-	-
Barker, Robert Jeffery(18)	19,609	13,074	2,800	(*	)	-	-	-	-
Bookook The Tower New Tech Fund(19)	286,956	286,956	-	-		-	-	-	-
Boston Patriot Merrimack St. LLC(20)	27,485	27,485	-	-		-	-	-	-
CA2 Co-Investment LLC (21)	906,705	906,705	-	-		544,564	544,564	-	-
Choi, Gil Eon(22)	205,333	205,333	-	-		-	-	-	-
Camac Fund LP (23)	68,538	68,538	-	-		-	-	-	-
Chun, Poong(24)	149,925	149,925	-	-		-	-	-	-
Concord Sponsor Group III LLC (25)	8,940,212	8,940,212	-	-		3,948,086	3,948,086	-	-
Dryden Capital Fund, LP(26)	22,050	22,050	-	-		-	-	-	-
Dryden Special Opportunity Fund, LP(27)	132,750	132,750	-	-		-	-	-	-
Fifth Lane Partners Fund LP(28)	40,000	40,000	-	-		-	-	-	-
Fir Tree Capital Opportunity Master Fund III, LP(29)	17,010	17,010	-	-		-	-	-	-
Fir Tree Capital Opportunity Master Fund, LP(30)	11,169	11,169	-	-		-	-	-	-
Fir Tree Value Master Fund, LP(31)	15,763	15,763	-	-		-	-	-	-
FT SOF XIII (SPAC) Holdings, LLC(32)	25,232	25,232	-	-		-	-	-	-
Gantcher Family Limited Partnership(33)	3,291	3,291	-	-		-	-	-	-
Global Coretech Growth Fund 1(34)	2,248,875	2,248,875	-	-		-	-	-	-
Global Growth Investment, L.P. (35)	327,370	184,964	-	-		-	-	-	-
Gogo Business Aviation LLC(36)	500,000	500,000	-	-		-	-	-	-
GP K-5G Fund 1(37)	270,000	270,000	-	-		-	-	-	-
Harraden Circle Investors, LP (38)	62,697	62,697	-	-		-	-	-	-

Highbridge Tactical Credit Master Fund, L.P. (39)	79,700	79,700	-	-		-	-	-	-
Highbridge Tactical Credit Institutional Fund, Ltd. (40)	20,300	20,300	-	-		-	-	-	-
Hong, Jun Gi(41)	105,000	105,000	-	-		-	-	-	-
i Best Development Co., Ltd. (42)	149,925	149,925	-	-		-	-	-	-
i Best Investment Co., Ltd. (43)	1,494,914	1,049,925	-	-		-	-	-	-
Jeong, Deog Kyoon(44)	559,756	149,925	-	-		-	-	-	-
Kim, Da Rae(45)	35,000	35,000	-	-		-	-	-	-
Kim, Jeong-Min(46)	310,060	215,286	79,246	(*	)	-	-	-	-
King, Thomas(47)	30,000	30,000	-	-		-	-	-	-
Korea Investment & Securities Co., Ltd As Trustee on behalf of “Renaissance Balance No.1 Privately Placed Fund” (48)	40,872	3,114	-	-		-	-	-	-
Korea Investment & Securities Co., Ltd As Trustee on behalf of “Renaissance Giovanni Pre-IPO Privately Placed Fund” (49)	134,459	10,244	-	-		-	-	-	-
Korea Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Intelligence Privately Placed Fund” (50)	46,455	3,539	-	-		-	-	-	-
Korea Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Kosdaq Venture Active Privately Placed Fund” (51)	65,131	4,962	-	-		-	-	-	-
Korea Investment & Securities Co., Ltd as Trustee on behalf of “Renaissance Pre-IPO Kosdaq Venture Privately Placed Fund” (52)	74,372	5,666	-	-		-	-	-	-
Korea Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Raphaelo Ii Privately Placed Fund” (53)	111,490	8,494	-	-		-	-	-	-
Korea Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Sonnet Pre-Ipo Privately Placed Fund” (54)	92,909	7,078	-	-		-	-	-	-
Korea Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Value No.1 Privately Placed Fund” (55)	72,340	5,511	-	-		-	-	-	-

	Shares of Common Stock					Warrants to Purchase Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Offered Hereby	Number Beneficially Owned After Offering	Percentage of Class After Offering(1)		Number Beneficially Owned Prior to Offering	Number Offered Hereby	Number Beneficially Owned After Offering	Percentage of Class After Offering
Korea Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Vasco Privately Placed Fund” (56)	329,206	25,081	-	-		-	-	-	-
Lee, Jin(57)	70,000	70,000	-	-		-	-	-	-
Lee, Junhyuk(58)	105,000	105,000	-	-		-	-	-	-
Lee, Kyeongho(59)	1,765,371	1,671,991	93,380	(*	)	800,000	800,000	-	-
Lee, Tae Won(60)	149,925	149,925	-	-		-	-	-	-
Leibowitz, Larry(61)	30,000	30,000	-	-		-	-	-	-
M-China Fund I(62)	143,396	81,019	-	-		-	-	-	-
M-Material·Parts·Equipment Platform Investment 1, L.P.(63)	1,284,654	725,830	-	-		-	-	-	-
Meteora Capital Partners, LP (64)	14,342	14,342	-	-		-	-	-	-
Meteora Select Trading Opportunities Master, LP(65)	24,646	24,646	-	-		-	-	-	-
Meteora Strategic Capital, LLC (66)	3,754	3,754	-	-		-	-	-	-
Meteora Special Opportunity Fund I, LP(67)	7,258	7,258	-	-		-	-	-	-
Mmf LT, LLC(68)	128,250	128,250	-	-		-	-	-	-
Mujin Electronics Co., Ltd. (69)	1,214,986	324,162	-	-		-	-	-	-
M-Venture Investment, Inc. (70)	2,153,680	1,201,683	-	-		-	-	-	-
Nautilus Master Fund, L.P. (71)	140,000	140,000	-	-		-	-	-	-
NH Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Michelangelo I Privately Placed Fund” (72)	77,864	5,932	-	-		-	-	-	-
NH Investment & Securities Co., Ltd as Trustee on behalf of “Renaissance KOSDAQ Venture NH Privately Placed Fund” (73)	65,771	5,011	-	-		-	-	-	-
NH Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Michelangelo Pre-IPO Privately Placed Fund” (74)	157,944	12,033	-	-		-	-	-	-
NH Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Michelangelo Sobujang Pre-IPO Privately Placed Fund” (75)	43,770	3,335	-	-		-	-	-	-
Nj Holdings Inc. (76)	1,613,133	1,044,775	-	-		-	-	-	-
N-Venture Investment Partnership I(77)	40,424	22,840	-	-		-	-	-	-
One Oak Multi-Strategy Fund Ltd. (78)	9,000	9,000	-	-		-	-	-	-
Ort, Peter	30,000	30,000	-	-		-	-	-	-
Parakletos@Ventures 2000 Fund, L.P. (79)	16,601	16,601	-	-		-	-	-	-
Parakletos@Ventures 99 Fund, L.P. (80)	876,190	876,190	-	-		-	-	-	-
Parakletos@Ventures Millennium Fund, L.P. (81)	507,423	507,423	-	-		-	-	-	-
Parakletos@Ventures, LLC(82)	211,560	211,560	-	-		-	-	-	-
Park, Tae Won(83)	224,886	224,886	-	-		-	-	-	-
Radcliffe Capital Management, L.P.(84)	100,000	100,000	-	-		-	-	-	-
Rivernorth SPAC Arbitrage Fund, LP (85)	75,000	75,000	-	-		-	-	-	-
RK Capital Partners LP(86)	75,000	75,000	-	-		-	-	-	-
RLH SPAC Fund, LP(87)	20,000	20,000	-	-		-	-	-	-
Sandia Investment Management LP(88)	67,036	67,036	-	-		-	-	-	-
Schlaefer, John Brian(89)	227,322	78,700	148,622	(*	)	-	-	-	-
Sea Hawk Multi-Strategy Master Fund Ltd. (90)	4,600	4,600	-	-		-	-	-	-
Sea Otter Trading, LLC(91)	75,000	75,000	-	-		-	-	-	-
SG Ace Inc. (92)	1,722,251	750,000	-	-		350,000	350,000	-	-
Shin, Hyunsoo(93)	10,728	457	10,271	(*	)	-	-	-	-
Shin, Sungyup(94)	149,925	149,925	-	-		-	-	-	-
Sum, Alexander Kwok(95)	145,441	90,143	55,298	(*	)	-	-	-	-
Today Holdings Corp(96)	149,925	149,925	-	-		-	-	-	-
TQ Master Fund LP (97)	29,891	29,891	-	-		-	-	-	-
Valuequest Partners LLC(98)	9,000	9,000	-	-		-	-	-	-
Walleye Investments Fund LLC(99)	25,838	25,838	-	-		-	-	-	-

Walleye Opportunities Master Fund Ltd(100)	48,526	48,526	-	-		-	-	-	-
Warbasse67 Fund LLC (101)	5,267	5,267	-	-		-	-	-	-
Yoon, Young Dae(102)	107,024	30,094	76,930	(*	)	-	-	-	-
Yuanta Securities Korea Co., Ltd. (103)	478,763	239,382	-	-		-	-	-	-
Yuanta Venture Capital Co., Ltd. (104)	371,878	185,939	-	-		-	-	-	-
J.V.B. Financial Group, LLC (105)	110,000	110,000	-	-		-	-	-	-

(1)	Based upon 45,890,164 shares of Common Stock outstanding as of May 10, 2024.
(2)	The shares held by 683 Capital Partners, LP are indirectly held by 683 Capital Management, LLC and Ari Zweiman, the managing member of 683 Capital Management, LLC. 683 Capital Management, LLC, 683 Capital Partners, LP and Mr. Zweiman share voting and dispositive power with respect to the shares held by 683 Capital Partners, LP. The principal address of 683 Capital Partners, LP is 1700 Broadway Suite 4200, New York, NY 10019.
(3)	Harraden Circle Investments, LLC serves as investment manager to Altana Calderwood Specialist Alpha Fund. Mr. Frederick Fortmiller, Jr. is the managing member of Harraden Circle Investments, LLC. In such capacity, Mr. Fortmiller has voting and investment power with respect to the shares of Common Stock owned by the Altana Calderwood Specialist Alpha Fund and may be deemed to beneficially own the Shares reported herein directly owned by the Altana Calderwood Specialist Alpha Fund. The principal address of Altana Calderwood Specialist Alpha Fund is 299 Park Avenue, 21st Floor, New York, NY 10171.
(4)	The principal address of A.R.C. is Suite #7 Grand Pavilion Commercial Centre, 802 West Bay Road, P.O. Box 10250 Grand Cayman.
(5)	Anapass, Inc. holds the Private Placement Warrants for the purchase of up to 937,350 shares of our Common Stock and 148,320 Anapass Warrants.
(6)	Mr. Sunil Kang has voting and investment power over the shares held by AON 21 USA LLC. The principal address of AON 21 USA LLC is 74 Fifth Ave. Apt 10a, New York, NY 10011.
(7)	AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC and AQR Arbitrage, LLC act as investment adviser of AQR Tax Advantaged Absolute Return Fund, L.P., AQR Absolute Return Master Account, L.P. and AQR Global Alternative Investment Offshore Fund, L.P. and have investment and dispositive power over the shares held by these funds. The principal address of AQR Absolute Return Master Account, L.P. is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.
(8)	AQR Capital Management, LLC serves as the investment adviser and AQR Arbitrage, LLC serves as the investment sub-adviser to AQR Diversified Arbitrage Fund, a series of AQR Funds, an open-end registered investment company, and have investment and dispositive power over the shares held by this fund. The principal address of AQR Diversified Arbitrage Fund, a series of AQR Funds is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.
(9)	AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC and AQR Arbitrage, LLC act as investment adviser of AQR Tax Advantaged Absolute Return Fund, L.P., AQR Absolute Return Master Account, L.P. and AQR Global Alternative Investment Offshore Fund, L.P. and have investment and dispositive power over the shares held by these funds. The principal address of AQR Global Alternative Investment Offshore Fund, L.P.- SPACs Sleeve is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.
(10)	AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC and AQR Arbitrage, LLC act as investment adviser of AQR Tax Advantaged Absolute Return Fund, L.P., AQR Absolute Return Master Account, L.P. and AQR Global Alternative Investment Offshore Fund, L.P. and have investment and dispositive power over the shares held by these funds. The principal address of AQR Tax Advantaged Absolute Return Fund, L.P. is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.
(11)	Arena Investors, LP is the investment manager with sole voting power and control of common equity held by: Arena Finance Markets, LP. The principal address of Arena Finance Markets, LP is 1013 Centre Road, Suite 103-B, Wilmington, DE 19801.

(12)	Arena Investors, LP is the investment manager with sole voting power and control of common equity held by: Arena Special Opportunities (Offshore) Master, LP. The principal address of Arena Special Opportunities (Offshore) Master, LP is 121 South Church Street, George Town, Grand Cayman, Cayman Islands KY1-1104.
(13)	Arena Investors, LP is the investment manager with sole voting power and control of common equity held by: Arena Special Opportunities Fund, LP. The principal address of Arena Special Opportunities Fund, LP is 108 W. 13th Street, Suite 100, Wilmington, DE 19801.
(14)	Arena Investors, LP is the investment manager with sole voting power and control of common equity held by: Arena Special Opportunities Partners (Cayman Master) II, LP. The principal address of Arena Special Opportunities Partners (Cayman Master) II, LP is P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104.
(15)	Arena Investors, LP is the investment manager with sole voting power and control of common equity held by: Arena Special Opportunities Partners II, LP. The principal address of Arena Special Opportunities Partners II, LP is 108 W. 13th Street, Suite 100, Wilmington, DE 19801.
(16)	M-Venture Investment, Inc. has voting and investment power over the shares held by Asia Pacific Venture Invest II L.P. The principal address of Asia Pacific Venture Invest II L.P. is Trident Chambers, Wickham Cay1, P.O. Box 146, Road Town, Tortola, British Virgin Islands.
(17)	M-Venture Investment, Inc. has voting and investment power over the shares held by Asia Pacific Venture Invest L.P. The principal address of Asia Pacific Venture Invest L.P. is Trident Chambers, Wickham Cay1, P.O. Box 146, Road Town, Tortola, British Virgin Islands.
(18)	Robert Barker is a member of our Board of Directors.
(19)	Consists of 286,956 Common Stock purchased in the PIPE Financing. Bookook Capital Co., Ltd, as Fund Management company, has voting and/or dispositive poser over the holdings of such Fund. The address of Bookook The Tower New Tech Fund is 13th floor, Bookook Securities Building, 17 Gukjegeumyung-ro 6-gil, Yeongdeungpo-gu, Seoul 07330, Korea.
(20)	The principal address of Boston Patriot Merrimack St. LLC is C/O PRIM Board 84 State St Suite 250 Boston, MA 02109.
(21)	CA2 Co-Investment LLC holds the Private Placement Warrants for the purchase of up to 544,564 shares of our Common Stock. Cowen Investments II LLC is the sole member of CA 2 Co-Investment LLC, RCG LV Pearl LLC (“RCG”) is the sole member of Cowen Investment II LLC, and Cowen Inc. is the sole member of RCG. In such capacities, each of Cowen Investments II LLC, RCG and Cowen Inc. may be deemed to beneficially own the securities owned directly by CA2 Co-Investment LLC. The principal address of CA2 Co-Investment LLC is 599 Lexington Avenue, New York, NY 10022.
(22)	Gil Eon Choi holds the GCT Warrants for the purchase of up to 205,333 shares of our Common Stock.
(23)	Camac Capital, LLC is the general partner of Camac Fund, LP and has the right to act on its behalf. Eric Shahinian is the manager of Camac Capital, LLC and can act on its behalf. The principal address of Camac Fund, LP is 2 Pheasant Ridge Road, Ossining NY 10562.
(24)	Poong Chun holds 149,925 of Common Stock purchased in the PIPE Financing.
(25)	Concord Sponsor Group III LLC holds the Private Placement Warrants for the purchase of up to 3,948,086 shares of our Common Stock. The Concord Sponsor entity is controlled by a board of directors which consist of Bob Diamond, David Schmis, and Tim Kacani. The principal address of Concord Sponsor Group III LLC is 477 Madison Ave, 22nd Floor, New York, NY 10022.
(26)	Dryden Capital, LLC is the manager of Dryden Capital Fund, LP. T. Matthew Buffington and Matthew C. Leavitt are the controlling stockholders of Dryden Capital, LLC. The principal address of Dryden Capital Fund, LP is 777 Brickell Ave Ste 500 Miami, FL 33131.
(27)	Dryden Capital, LLC is the manager of Dryden Special Opportunity Fund, LP. T. Matthew Buffington and Matthew C. Leavitt are the controlling stockholders of Dryden Capital, LLC. The principal address of Dryden Special Opportunity Fund, LP is 777 Brickell Ave Ste 500 Miami, FL 33131.
(28)	Mr. Cavan Copeland, sole managing partner of Fifth Lane Partners Fund LP has voting and investment power over the shares. The principal address of Fifth Lane Partners Fund LP is 3300 N IH-35, Suite 380, Austin, Texas 78705.
(29)	Fir Tree Capital Management LP (“FTCM”) is the investment manager for the Fir Tree funds. David Sultan and Clinton Biondo control FTCM. Each of FTCM, Messrs. Sultan and Biondo has voting and investment power with respect to the shares of Common Stock owned by the Fir Tree funds and may be deemed to be the beneficial owner of such shares. The principal address of Fir Tree Capital Opportunity Master Fund III, LP is 89 Nexus Way Camana Bay, Grand Cayman KY1-1205.

(30)	Fir Tree Capital Management LP (“FTCM”) is the investment manager for the Fir Tree funds. David Sultan and Clinton Biondo control FTCM. Each of FTCM, Messrs. Sultan and Biondo has voting and investment power with respect to the shares of Common Stock owned by the Fir Tree funds and may be deemed to be the beneficial owner of such shares. The principal address of Fir Tree Capital Opportunity Master Fund, LP is 89 Nexus Way Camana Bay, Grand Cayman KY1-1205.
(31)	Fir Tree Capital Management LP (“FTCM”) is the investment manager for the Fir Tree funds. David Sultan and Clinton Biondo control FTCM. Each of FTCM, Messrs. Sultan and Biondo has voting and investment power with respect to the shares of Common Stock owned by the Fir Tree funds and may be deemed to be the beneficial owner of such shares. The principal address of Fir Tree Value Master Fund, LP is 89 Nexus Way Camana Bay, Grand Cayman KY1-1205.
(32)	Fir Tree Capital Management LP (“FTCM”) is the investment manager for the Fir Tree funds. David Sultan and Clinton Biondo control FTCM. Each of FTCM, Messrs. Sultan and Biondo has voting and investment power with respect to the shares of Common Stock owned by the Fir Tree funds and may be deemed to be the beneficial owner of such shares. The principal address of FT SOF XIII (SPAC) Holdings, LLC is 500 Fifth Ave 9th Floor New York, NY 10110.
(33)	Harraden Circle Investments, LLC serves as investment manager to Gantcher Family Limited Partnership. Mr. Frederick Fortmiller, Jr. is the managing member of Harraden Circle Investments, LLC. In such capacity, Mr. Fortmiller has voting and investment power with respect to the shares of Common Stock owned by the Gantcher Family Limited Partnership and may be deemed to beneficially own the Shares reported herein directly owned by the Gantcher Family Limited Partnership. The principal address of Gantcher Family Limited Partnership is 299 Park Avenue, 21st Floor, New York, NY 10171.
(34)	The shares reported herein include 2,248,875 shares of Common Stock held by Global Coretech Growth Fund 1. Sukho Lee and Jun Hyuk Lee serve as the managing members of the Global Coretech Growth Fund 1. Each of Sukho Lee and Jun Hyuk Lee disclaims beneficial ownership of the shares reported herein except to the extent of such person’s pecuniary interest, if any, therein.
(35)	M-Venture Investment, Inc. has voting and investment power over the shares held by Global Growth Investment, L.P. The principal address of Global Growth Investment, L.P. is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman.
(36)	Consists of 500,000 shares of Common Stock issuable upon conversion of a $5 million convertible note, convertible at the holder’s option. Gogo Business Aviation LLC is a direct, wholly owned subsidiary of Gogo Intermediate Holdings LLC, which is a direct, wholly owned subsidiary of Gogo, Inc., which is a publicly traded company. Accordingly, Gogo Intermediate Holdings LLC and Gogo Inc. may be deemed to share beneficial ownership of the reported securities. The principal address of Gogo Business Aviation is 105 Edgeview Dr., Suite 300, Borrmfield, CO 80021.
(37)	Consists of 270,000 Common Stock purchased in the PIPE Financing. Widwin Investment has voting and/or dispositive power over the shares held by GP K-5G Fund 1. The principal address of GP K-5G Fund 1 is 519 CALT, Teheranro 87gil 22, Gangnam-gu, Seoul, Korea 06164.
(38)	Harraden Circle Investments, LLC serves as investment manager to Harraden Circle Investors, LP. Mr. Frederick Fortmiller, Jr. is the managing member of Harraden Circle Investments, LLC. In such capacity, Mr. Fortmiller has voting and investment power with respect to the shares of Common Stock owned by the Harraden Circle Investors, LP. and may be deemed to beneficially own the Shares reported herein directly owned by the Harraden Circle Investors, LP. The principal address of Harraden Circle Investors, LP is 299 Park Avenue, 21st Floor, New York, NY 10171 .
(39)	Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Master Fund, L.P. Highbridge Tactical Credit Master Fund, L.P. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge Tactical Credit Master Fund, L.P. is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.
(40)	Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Institutional Fund, Ltd. Highbridge Tactical Credit Institutional Fund, Ltd. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge Tactical Credit Institutional Fund, Ltd. is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(41)	Jun Gi Hong holds the GCT Warrants for the purchase of up to 105,000 shares of our Common Stock.
(42)	i Best Development owns 149,925 shares of our Common Stock that were purchased in the PIPE financing. i Best Investment Co., Ltd., as major shareholder, has voting and/or dispositive poser over the holdings of such entity. The principal address of business of i Best Development Co., Ltd. is 101-3701, 69, Hangang-daero, Yongsan-gu, Seoul, 04378, Republic of Korea.
(43)	i Best Investment Co., Ltd. holds the GCT Warrants for the purchase of up to 900,000 shares of our Common Stock. In addition, i Best Investment owns 594,914 shares of our Common Stock and 149,925 were purchased in the PIPE financing. BumHee Han, as major shareholder, has voting and/or dispositive poser over the holdings of such Fund. The principal address of business of i Best Investment Co., Ltd. is 101-3701, 69, Hangang-daero, Yongsan-gu, Seoul, 04378, Republic of Korea.
(44)	Deog Kyoon Jeong owns 559,756 shares of Common Stock and 149,925 were purchased in the PIPE Financing.
(45)	Da Rae Kim holds the GCT Warrants for the purchase of up to 35,000 shares of our Common Stock.
(46)	Dr. Jeongmin Kim is our Chief Technology Officer.
(47)	Thomas King was independent director of Concord Acquisition Corp. III.
(48)	Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Balance No.1 Privately Placed Fund” holds the Private Warrants for the purchase of up to 3,114 shares of our Common Stock. Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive poser over the holdings of such Fund. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.
(49)	Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Giovanni Pre-IPO Privately Placed Fund” holds the Private Warrants for the purchase of up to 10,244 shares of our Common Stock. Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive poser over the holdings of such Fund. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.
(50)	Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Intelligence Privately Placed Fund”. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.
(51)	Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance KOSDAQ Venture Active Privately Placed Fund” holds the. Expired 8/12/2024. Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of such Fund. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.
(52)	Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Pre-IPO KOSDAQ Venture Privately Placed Fund”. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.
(53)	Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Raphaelo II Privately Placed Fund”. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.
(54)	Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Sonnet Pre-IPO Privately Placed Fund”. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.
(55)	Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Value No.1 Privately Placed Fund”. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.
(56)	Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Vasco Privately Placed Fund”. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.

(57)	Jin Lee holds the GCT Warrants for the purchase of up to 70,000 shares of our Common Stock.
(58)	Junhyuk Lee holds the GCT Warrants for the purchase of up to 105,000 shares of our Common Stock.
(59)	Dr. Kyeongho Lee is a co-founder of our company and member of our Board of Directors. Dr. Lee holds the Private Placement Warrants for the purchase of up to 800,000 shares of our Common Stock.
(60)	Consists of 149,925 Common Stock purchased in the PIPE Financing.
(61)	Larry Leibowitz was independent director of Concord Acquisition Corp. III
(62)	M-Venture Investment, Inc. has voting and investment power over the shares held by M-China Fund I. The principal address of M-China Fund I is 6F, Cheongpung-building, 14 Teheran-ro 82-gil, Gangnam-gu, Seoul, 06178, S.Korea.
(63)	M-Venture Investment, Inc. has voting and investment power over the shares held by M-Material·Parts·Equipment Platform Investment 1, L.P. The principal address of M-Material·Parts·Equipment Platform Investment 1, L.P. is 6F, Cheongpung-building, 14 Teheran-ro 82-gil, Gangnam-gu, Seoul, 06178, S.Korea.
(64)	Meteora Capital, LLC (“Meteora Capital”) serves as investment manager to Meteora Capital Partners, LP (MCP). Voting and investment power over the shares held by MCP resides with its investment manager, Meteora Capital. Mr. Vik Mittal serves as the managing member of Meteora Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Mittal, however, disclaims any beneficial ownership of the shares held by such entities. The principal address of Meteora Capital Partners, LP is 1200 N Federal Highway #200, Boca Raton, FL 33432.
(65)	Meteora Capital, LLC (“Meteora Capital”) serves as investment manager to Meteora Select Trading Opportunities Master, LP (MSTO). Voting and investment power over the shares held by MSTO resides with its investment manager, Meteora Capital. Mr. Vik Mittal serves as the managing member of Meteora Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Mittal, however, disclaims any beneficial ownership of the shares held by such entities. The principal address of Meteora Select Trading Opportunities Master, LP is 1200 N Federal Highway #200, Boca Raton, FL 33432.
(66)	Meteora Capital, LLC (“Meteora Capital”) serves as investment manager to Meteora Strategic Capital LLC (MSC). Voting and investment power over the shares held by MSC resides with its investment manager, Meteora Capital. Mr. Vik Mittal serves as the managing member of Meteora Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Mittal, however, disclaims any beneficial ownership of the shares held by such entities. The principal address of Meteora Strategic Capital, LLC is 1200 N Federal Highway #200, Boca Raton, FL 33432.
(67)	Meteora Capital, LLC (“Meteora Capital”) serves as investment manager to Meteora Special Opportunities Fund I, LP (MSOF). Voting and investment power over the shares held by MSOF resides with its investment manager, Meteora Capital. Mr. Vik Mittal serves as the managing member of Meteora Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Mittal, however, disclaims any beneficial ownership of the shares held by such entities. The principal address of Meteora Special Opportunity Fund I, LP is 1200 N Federal Highway #200, Boca Raton, FL 33432.
(68)	Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.
(69)	Mujin Electronics Co., Ltd. holds the GCT Warrants for the purchase of up to 324,162 shares of our Common Stock. In addition, Mujin Electronics Co., Ltd. owns 1,214,986 shares of our Common Stock. The principal address of Mujin Electronics Co., Ltd. is 10F, Eunhang-ro3, Yeongdeungpo-gu, Seoul, 07237, Korea.
(70)	The principal address of M-Venture Investment, Inc. is 6F, Cheongpung-building, 14 Teheran-ro 82-gil, Gangnam-gu, Seoul, 06178, S.Korea.
(71)	Shares offered hereby consist of 140,000 common shares held by Nautilus Master Fund, L.P. Voting and investment power over the shares held by Nautilus resides with its investment manager, Periscope Capital Inc. Jamie Wise is the Chief Executive Officer of Periscope Capital Inc. and may be deemed to be the beneficial owner of the shares held by such entities. Jamie Wise and Periscope Capital Inc., however, disclaim any beneficial ownership of the shares held by such entities. The address of the foregoing individual and entities is c/o 333 Bay Street, Suite 1240, Toronto, ON, M5H 2R2.

(72)	Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of NH Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Michelangelo I Privately Placed Fund”. The principal address of business of NH Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.
(73)	Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of NH Investment & Securities Co., Ltd as trustee on behalf of “Renaissance KOSDAQ Venture NH Privately Placed Fund”. The principal address of business of NH Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.
(74)	Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of NH Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Michelangelo Pre-IPO Privately Placed Fund”. The principal address of business of NH Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.
(75)	Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of NH Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Michelangelo Sobujang Pre-IPO Privately Placed Fund”. The principal address of business of NH Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.
(76)	NJ Holdings Inc. holds the GCT Warrants for the purchase of up to 595,000 shares of our Common Stock. In addition, NJ Holdings owns 568,358 shares of our Common Stock and 449,775 were purchased in the PIPE financing. Mr. Andrew Sung Hyeok Hong, as representative of NJ Holdings Inc., has voting and/or dispositive power over shares held by NJ Holdings Inc. The principal address of business of NJ Holdings Inc. is Unit 3-1, 4F, 38, Wiryeseong-daero, Songpa-gu, Seoul 05627, Korea.
(77)	M-Venture Investment, Inc. has voting and investment power over the shares held by N-Venture Investment Partnership I. The principal address of N-Venture Investment Partnership I is 6F, Cheongpung-building, 14 Teheran-ro 82-gil, Gangnam-gu, Seoul, 06178, S.Korea.
(78)	Dryden Capital, LLC is an investment advisor for One Oak Multi-Strategy Fund Ltd. T. Matthew Buffington and Matthew C. Leavitt are the controlling stockholders of Dryden Capital, LLC. The address of One Oak Multi-Strategy Fund Ltd. is c/o Dryden Capital, LLC, 777 Brickell Ave Ste 500, Miami, FL 33131.
(79)	Parakletos@Ventures, LLC, as a sole General Partner, has voting and investment power over the shares held by Parakletos@Ventures 2000 Fund, L.P. The principal address of Parakletos@Ventures 2000 Fund, L.P. is 954 Laurel Glen Dr., Palo Alto, CA 94304.
(80)	Parakletos@Ventures, LLC, as a sole General Partner, has voting and investment power over the shares held by Parakletos@Ventures 99 Fund, L.P. The principal address of Parakletos@Ventures 99 Fund, L.P. is 954 Laurel Glen Dr., Palo Alto, CA 94304.
(81)	Parakletos@Ventures, LLC, as a sole General Partner, has voting and investment power over the shares held by Parakletos@Ventures Millennium Fund, L.P. The principal address of Parakletos@Ventures Millennium Fund, L.P. is 954 Laurel Glen Dr., Palo Alto, CA 94304.
(82)	Dr. Joyce Y. Kim has voting and investment power over the shares held by Parakletos@Ventures, LLC The principal address of Parakletos@Ventures, LLC is 954 Laurel Glen Dr., Palo Alto, CA 94304.
(83)	Consists of 224,886 Common Stock purchased in the PIPE Financing.
(84)	Pursuant to an investment management agreement, Radcliffe Capital Management, L.P. (“RCM”) serves as the investment manager of the Radcliffe SPAC Master Fund, LP. RGC Management Company, LLC (“Management”) is the general partner of RCM. Steve Katznelson and Christopher Hinkel serve as the managing members of Management. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The principal address of Radcliffe Capital Management, L.P. is 50 Monument Road Suite 300 Bala Cynwyd, PA 19004.
(85)	RiverNorth SPAC Arbitrage GP, LLC is the general partner and have authority to vote shares, which has been delegated to RiverNorth Capital Management, LLC as investment adviser to the Fund. RiverNorth Capital is wholly owned by RiverNorth Financial Holdings, LLC. The principal address of Rivernorth SPAC Arbitrage Fund, LP is 360 S. Rosemary Avenue, Suite 1420, West Palm Beach, FL 33412.
(86)	Jordan Abisch, managing partner of RK Capital Management, LLC who manages RK Capital Partners LP has voting and investment power over the shares held by RK Capital Partners LP. The principal address of RK Capital Partners LP is 5555 Glenridge Connector, Suite 200, Atlanta, GA 30342.

(87)	RLH Capital LLC, the investment adviser of RLH SPAC Fund LP, is controlled by its Chief Investment Officer, Louis Camhi, who, in such capacity has voting power and investment power with respect to the shares held by RLH SPAC Fund LP. The principal address of RLH SPAC Fund, LP is 5 Rodney Lane, Great Neck, NY 11024.
(88)	Consists of 67,036 shares allocated to investors managed by Sandia Investment Management LP (“Sandia”). Sandia Investment Management LLC is the general partner of Sandia. Tim Sichler serves as Founder & CIO of the general partner of Sandia, and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. The business address of these entities and Mr. Sichler is 201 Washington Street, Boston, MA 02108.
(89)	John Schlaefer is our Chief Executive Officer and a member of our Board of Directors.
(90)	William England is the CEO of Walleye Capital LLC, the investment manager for below investing entities and the natural person who has power to vote or dispose of the securities held by Sea Hawk Multi-Strategy Master Fund Ltd. The principal address of Sea Hawk Multi-Strategy Master Fund Ltd. is 2800 Niagara Lane Plymouth MN, 55447.
(91)	Sea Otter Advisors LLC is investment advisor of Sea Otter Trading, LLC. The principal address of Sea Otter Trading, LLC is 1111 Brickell Ave, Suite 2920, Miami, FL 33131.
(92)	SG Ace Inc. holds the Private Placement Warrants for the purchase of up to 350,000 shares of our Common Stock and GCT Warrants for the purchase of up to 280,000 shares of our Common Stock. SG2017 Private Equity Fund has voting and investment power over the shares held by SG Ace Inc. The principal address of SG Ace Inc. is #402, OPULENCE, 254, Seocho-daero, Seocho-gu, Seoul, Republic of Korea.
(93)	Hyunsoo Shin is a member of our Board of Directors.
(94)	Consists of 149,925 Common Stock purchased in the PIPE Financing.
(95)	Alex Sum is our Senior Vice President of Sales and Marketing.
(96)	Consists of 149,925 Common Stock purchased in the PIPE Financing. The principal address of business of Today Holdings Corp. is 2495, Nambusunhwan-ro, Seocho-gu, Seoul, Republic of Korea.
(97)	The Quarry LP (the “Investment Manager”), a Delaware limited partnership and the investment adviser to TQ Master Fund LP (the “Quarry Fund”), with respect to the Number of Shares of Common Stock Offered Hereby directly held by the Quarry Fund; and (ii) and Peter Bremberg, the managing member of The Quarry LLC, the general partner of the Investment Manager, with respect to the Number of Shares of Common Stock Offered Hereby directly held by the Quarry Fund. The principal business office of The Quarry LP is 331 Park Avenue South, 3rd Floor, New York, NY 10010.
(98)	Dryden Capital, LLC is an investment advisor for ValueQuest Partners LLC. T. Matthew Buffington and Matthew C. Leavitt are the controlling stockholders of Dryden Capital, LLC. The address of ValueQuest Partners LLC is c/o Dryden Capital, LLC, 777 Brickell Ave Ste 500, Miami, FL 33131.
(99)	William England is the CEO of Walleye Capital LLC, the investment manager for below investing entities and the natural person who has power to vote or dispose of the securities held by Walleye Investments Fund LLC. The principal address of Walleye Investments Fund LLC is 2800 Niagara Lane Plymouth MN, 55447.
(100)	William England is the CEO of Walleye Capital LLC, the investment manager for below investing entities and the natural person who has power to vote or dispose of the securities held by Walleye Opportunities Master Fund Ltd. The principal address of Walleye Opportunities Master Fund Ltd is 2800 Niagara Lane Plymouth MN, 55447.
(101)	Harraden Circle Investments, LLC serves as investment manager to Warbasse67 Fund LLC. Mr. Frederick Fortmiller, Jr. is the managing member of Harraden Circle Investments, LLC. In such capacity, Mr. Fortmiller has voting and investment power with respect to the shares of Common Stock owned by the Warbasse67 Fund LLC and may be deemed to beneficially own the Shares reported herein directly owned by the Warbasse67 Fund LLC. The principal address of Warbasse67 Fund LLC is 299 Park Avenue, 21st Floor, New York, NY 10171.
(102)	Young Dae Yoon is our Vice President of Finance.
(103)	The principal address of Yuanta Securities Korea Co., Ltd. is Anchor1, 39 Gukjegeumyung-ro, Yeongdeungpo-gu, Seoul, Korea.
(104)	Yuanta Financial Venture Capital Co., Ltd. has voting and investment power over the shares held by Yuanta Venture Capital Co., Ltd. The principal address of Yuanta Venture Capital Co., Ltd. is 10F., No. 66, Sec. 1, Dunhua S. Rd., Songshan Dist., Taipei City 105, Taiwan (R.O.C).
(105)	Jerry Serowik has voting and dispositive power with respect to the shares held by J.V.B. Financial Group, LLC. The principal address of J.V.B. Financial Group, LLC is 1825 NW Corporate Blvd. Suite 100 Boca Raton, FL 33431
(*)	Less than one percent.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The descriptions below are qualified by reference to the actual text of our Charter. We urge you to read our Charter in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Capital Stock

Our Charter authorizes the issuance of 400,000,000 shares of Common Stock, $0.0001 par value per share and 40,000,000 shares of Preferred Stock, $0.0001 par value.

Voting Power

Except as otherwise provided by the DGCL or our Charter and subject to the rights of holders of any series of Preferred Stock, all of the voting power of our stockholders will be vested in the holders of our Common Stock, and each holder of our Common Stock will have one vote for each share held by such holder on all matters voted upon by the stockholders of the Company; provided, however, that, except as otherwise required by law, holders of our Common Stock, as such, will not be entitled to vote on any amendment to our Charter (or on any amendment to a certificate of designations of any series of Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to our Charter (or pursuant to a certificate of designations of any series of Preferred Stock) or pursuant to the DGCL. There will be no cumulative voting.

Dividends

Except as otherwise provided by the DGCL or our Charter, dividends may be declared and paid on our Common Stock from funds lawfully available therefor if, as and when determined by our Board and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

Liquidation

Upon the dissolution or liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, holders of our Common Stock will be entitled to receive all our assets available for distribution to our stockholders equally on a per share basis, subject to any preferential rights of any then outstanding shares of Preferred Stock and after payment or provision for payment of our debts.

Preemptive Rights; Redemption Rights

The holders of our Common Stock will have no preemptive rights to subscribe for any shares of any class of our stock. Our Common Stock will not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of our capital stock.

Election of Directors

Our Board is divided into three classes, each of which generally serve for a term of three years with only one class of directors being elected in each year.

Preferred Stock

Our Charter provides that shares of our Preferred Stock may be issued from time to time in one or more series. Our Board will be authorized to establish the voting rights, if any, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, applicable to the shares of each series of our Preferred Stock. Our Board can, without stockholder approval, issue our Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of our Board to issue our Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. We have no Preferred Stock outstanding at the date hereof.

Warrants

As of April 10, 2025, there were 26,273,653 of our Warrants to purchase our Common Stock outstanding, consisting of 17,250,000 Public Warrants, 6,580,000 Private Placement Warrants held by the Sponsors and Affiliated Stockholder, 2,295,333 GCT Warrants and 148,320 Anapass Warrants. Each whole Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share for Public Warrants and Private Placement Warrants, $5.00, $10.00, $18.75 for GCT Warrants and $3.02 for the Anapass Warrants, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of an initial business combination or 12 months from the closing of the IPO. Our Public Warrants and Private Placement Warrants will expire on the fifth anniversary of Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. The Anapass Warrants will expire on September 26, 2029.

Public Warrants

Each Public Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the closing of the business combination, which occurred on March 26, 2024 (the “Closing”). The Public Warrants will expire five years after the Closing of the business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of our Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of our Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue shares of our Common Stock upon exercise of a Public Warrant unless the Common Stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrant. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.

If a registration statement covering the shares of our Common Stock issuable upon exercise of the Public Warrants is not effective by the 60th business day after the Closing of the business combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Company’s Common Stock issuable upon exercise of the Public Warrants is not effective within a specified period following the Closing of the business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis.

Redemption of Warrants When the Price per Share of Our Common Stock Equals or Exceeds $18.00

Once the Public Warrants become exercisable, we may redeem the outstanding Public Warrant (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the last reported sale price of the shares of our Common Stock for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders (which we refer to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Common Stock and equity-linked securities).

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, we will not redeem the Public Warrant unless an effective registration statement under the Securities Act covering the shares of our Common Stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of our Common Stock is available throughout the 30-day redemption period.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising Public Warrant holder to pay the exercise price for each Public Warrant being exercised. However, the price of the shares of our Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Common Stock and equity-linked securities) as well as the $11.50 (for whole shares) Public Warrant exercise price after the redemption notice is issued.

Redemption of Public Warrants When the Price per Share of Our Common Stock Equals or Exceeds $10.00

Once the Public Warrants become exercisable, we may redeem the outstanding Public Warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at $0.10 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their Public Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Common Stock (as defined below);

•	if, and only if, the Reference Value (as defined above under “Redemption of Public Warrants When the Price per Share of Our Common Stock Equals or Exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Common Stock and equity-linked securities); and

•	if the Reference Value is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Common Stock and equity-linked securities) the Private Placement Warrants must also be concurrently called for redemption on the same terms (except as described above with respect to a holder’s ability to cashless exercise its Public Warrants) as the outstanding Public Warrants, as described above.

The numbers in the table below represent the number of shares of our Common Stock that a Public Warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Common Stock on the corresponding redemption date (assuming holders elect to exercise their Public Warrants and such Public Warrants are not redeemed for $0.10 per Public Warrant), determined based on volume-weighted average price of our Common Stock as reported during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below. We will provide our Public Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

Pursuant to the Public Warrant agreement, references above to shares of our Common Stock shall include a security other than shares of our Common Stock into which the shares of our Common Stock have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of shares of our Common Stock to be issued upon exercise of the Public Warrants if we are not the surviving entity following our initial business combination.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Public Warrant or the exercise price of a Public Warrant is adjusted as set forth under the heading “- Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Public Warrant is adjusted, the adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the Public Warrant after such adjustment and the denominator of which is the exercise price of the Public Warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of the Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of the Public Warrant as so adjusted. If the exercise price of a Public Warrant is adjusted, as a result of raising capital in connection with the initial business combination, the adjusted stock prices in the column headings will by multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “- Anti-dilution Adjustments” and the denominator of which is $10.00.

Redemption Date (period to	Fair Market Value of Our Common stock
expiration of Public Warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	-	-	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of our Common Stock to be issued for each Public Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume-weighted average price of our Common Stock as reported during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the Public Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.277 Common Stock for each whole Public Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of our Common Stock as reported during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the Public Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.298 Common Stock for each whole Public Warrant. In no event will the Public Warrants be exercisable in connection with this redemption feature for more than 0.361 Common Stock per Public Warrant (subject to adjustment).

This redemption feature differs from the typical Public Warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of Public Warrants for cash (other than the Private Placement Warrants) when the trading price for the shares of our Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Public Warrants to be redeemed when the shares of our Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our shares of Common Stock is below the exercise price of the Public Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Public Warrants without the Public Warrants having to reach the $18.00 per share threshold set forth above under “- Redemption of Public Warrants When the Price per Share of Our Common Stock Equals or Exceeds $18.00.” Holders choosing to exercise their Public Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Public Warrants based on an option pricing model with a fixed volatility input. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Public Warrants, and therefore have certainty as to our capital structure as the Public Warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to Public Warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Public Warrants if we determine it is in our best interest to do so. As such, we would redeem the Public Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Public Warrants and pay the redemption price to the Public Warrant holders.

As stated above, we can redeem the Public Warrants when the shares of our Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Public Warrant holders with the opportunity to exercise their Public Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Public Warrants when the shares of our Common Stock are trading at a price below the exercise price of the Public Warrants, this could result in the Public Warrant holders receiving fewer Common Stock than they would have received if they had chosen to wait to exercise their Public Warrants for Common Stock if and when such Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of our Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of our Common Stock to be issued to the holder. If, at the time of redemption, the Public Warrants are exercisable for a security other than the shares of our Common Stock pursuant to the Public Warrant agreement (for instance, if we are not the surviving company in our initial business combination), the Public Warrants may be exercised for such security. At such time as the Public Warrants become exercisable for a security other than the shares of our Common Stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Public Warrants.

Redemption Procedures. A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Public Warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of our Common Stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding shares of our Common Stock is increased by a stock capitalization or stock dividend payable in shares of our Common Stock, or by a split-up of common stock or other similar event, then, on the effective date of such stock capitalization or stock dividend, split-up or similar event, the number of shares of our Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a stock dividend of a number of shares of our Common Stock equal to the product of (i) the number of shares of our Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one minus the quotient of (x) the price per share of our Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of our Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume-weighted average price of shares of our Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of our Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of our Common Stock on account of such Common Stock (or other securities into which the Public Warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of our Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of our Common Stock issuable on exercise of each Public Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of our Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of our Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of our initial public offering (or 24 months from the closing of our initial public offering if we extend the period of time to consummate our initial business combination by an additional six months, subject to the sponsor depositing additional funds into the trust account as described in the Report) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of our Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of our Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of our Common Stock.

Whenever the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of our Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Common Stock (other than those described above or that solely affects the par value of such Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of our Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of our Common Stock in such a transaction is payable in the form of our Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within 30 days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Public Warrant agreement based on the Black-Scholes value (as defined in the Public Warrant agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants.

The Public Warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders; provided that, solely in the case of an amendment to the terms of the Private Placement Warrants or any provision of the warrant agreement with respect to the Private Placement Warrants that does not adversely affect any of the terms of the Public Warrants, such amendment will require only the written consent or vote of the registered holders of at least 50% of the then outstanding Private Placement Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Public Warrants and receive Common Stock. After the issuance of our Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number, the number of shares of our Common Stock to be issued to the Public Warrant holder.

Private Placement Warrants

Except as described above, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. The Private Placement Warrants (including our common stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the Closing (except, among certain other limited exceptions to our officers and directors and other persons or entities affiliated with the Sponsor) and will be entitled to registration rights, so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. The Private Placement Warrants will be subject to the same terms and conditions as the Public Warrants, and among other matters, be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering Private Placement Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Private Placement Warrants, multiplied by the excess of the “sponsor fair market value” (defined below) over the exercise price of the Private Placement Warrants by (y) the sponsor fair market value. The “sponsor fair market value” shall mean the average last reported sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is sent to the warrant agent. The reason that we have agreed that these Private Placement Warrants will be exercisable on a cashless basis so long as they are held by our sponsors and their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their Private Placement Warrants and sell the shares of Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such Private Placement Warrants on a cashless basis is appropriate.

Anapass Warrants

The holder of Anapass Warrants has the right to exercise the Anapass Warrant for up to 148,320 shares of Common Stock. The Company is obligated to take all reasonable actions requested by the Holder to facilitate this exercise, including issuing shares on a certificated or non-certificated basis and updating our stock records to reflect the issuance of the Common Stock. The Anapass Warrant can be exercised, in whole or in part, at any time before September 26, 2029 (the “Expiration Time”) by delivering a Notice of Exercise, duly executed by the holder, to the Company's principal executive office. The holder must also surrender the Anapass Warrant and, unless opting for a cashless exercise, provide payment in cash or by wire transfer for the shares being purchased, calculated by multiplying the number of shares by the Exercise Price of $3.02 per share. The Anapass Warrant is considered exercised immediately before the close of business on the date the Company receives the Notice of Exercise. The holder is treated as the record holder of the shares as of that date. In the event of a partial exercise, the Company will cancel the existing Anapass Warrant and issue a new Anapass Warrant for the remaining shares within 15 days.

The Anapass Warrant may also be exercised through a cashless exercise. The holder will receive the "Net Number" of shares calculated using the formula: X = Y [(A-B)/A], where "X" is the number of shares to be issued, "Y" is the total number of shares being exercised, "A" is the closing sale price per share of Common Stock on the trading day before the Exercise Date, and "B" is the Exercise Price. The shares issued in a cashless exercise are deemed acquired on the original issuance date of the Warrant for purposes of Rule 144 under the Securities Act.

There will be no exercise of the Anapass Warrant if it results in the holder beneficially owning more than 19.99% of the Company's outstanding Common Stock immediately after the exercise. This limitation includes shares issuable upon exercise of the Anapass Warrant and excludes shares from the non-exercised portion of the Anapass Warrant or other securities with similar limitations. The holder is responsible for determining compliance with this limitation, and we are not obligated to verify the holder's determination. The holder can decrease the beneficial ownership limitation upon written notice to the Company.

If the Anapass Warrant is lost, stolen, destroyed, or mutilated, the Company will issue a new Anapass Warrant with the same terms upon receiving satisfactory evidence and, in the case of loss, theft, or destruction, an indemnity agreement. The Company commits to reserving a sufficient number of shares of Common Stock for issuance upon exercise of the Anapass Warrant and will amend its Certificate of Incorporation as necessary to authorize these shares. The Anapass Warrant can be transferred, in whole or in part, with the Company's written consent and compliance with applicable securities laws. The transfer must be recorded in the Company's books, and any necessary transfer tax or governmental charge must be paid. The holder agrees not to transfer the Anapass Warrant or Common Stock without an effective registration statement or an exemption from registration under applicable securities laws. The Company may require a satisfactory opinion of counsel to ensure compliance with these laws.

Convertible Promissory Note

On February 26, 2024, GCT issued a convertible promissory note (the “Note”) to the Noteholder in the principal amount of $5,000,000. On or after the earlier of (i) six months from the issuance date of the Note and (ii) the Closing, the Noteholder may demand the Company to convert all principal and interests due under the Note into shares of Common Stock, at a conversion price of $10.00 per share. The Note matures on the second anniversary of the issuance date, and bears an interest rate of 5% per annum. The Note includes customary representations, warranties and events of default, as well as a covenant relating to the performance of obligations by the Company related to the Company’s 5G activity.

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board. Our ability to declare dividends may also be limited by restrictive covenants pursuant to any debt financing agreements.

Listing of Securities

Our Common Stock and our Public Warrants are currently listed on the NYSE under the symbols “GCTS” and “GCTSW,” respectively. We do not intend to list the Private Placement Warrants or the Anapass Warrants on any stock exchange or other trading market.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law

Classified Board of Directors

Our Charter provides that our Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of our Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our Board.

Authorized but Unissued Shares

The authorized but unissued shares of our Common Stock and Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of over the Company by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action; Special Meetings of Stockholders

Our Charter provides that stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of stockholders called in accordance with our Bylaws. This restriction does not apply to actions taken by the holders of any series of Preferred Stock of the Company to the extent expressly provided in the applicable Preferred Stock Designation. Further, our Charter provides that, subject to any special rights of the holders of Preferred Stock of the Company, special meetings of stockholders of the Company may be called only by or at the direction of our Board pursuant to a resolution adopted by a majority of the total number of directors, thus prohibiting a holder of our Common Stock from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice. To be timely, a stockholder’s notice will need to be delivered to, or mailed and received at, our principal executive offices (x) not later than the close of business on the ninetieth (90th) calendar day, nor earlier than the close of business on the one hundred twentieth (120th) calendar day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than thirty (30) calendar days in advance of the anniversary of the previous year’s annual meeting or not later than sixty (60) calendar days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the tenth (10th) calendar day following the date of public disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

Our Bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Amendment of Charter or Bylaws

Our Bylaws may be amended or repealed by the Board at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board, provided in the case of any special meeting at which all of the members of the Board are not present, that the notice of such meeting will have stated that the amendment of these Bylaws was one of the purposes of the meeting; but these Bylaws and any amendment thereof, including the Bylaws adopted by the Board, may be altered, amended or repealed and other Bylaws may be adopted by the affirmative vote of holders of at least fifty percent (50%) of the outstanding shares of capital stock of the Company entitled to vote in the election of directors or class of directors, voting together as a single class, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

We also reserve the right to amend, alter, change or repeal any provision contained in our Certificate of Incorporation, in the manner prescribed by the DGCL.

Board Vacancies

Except as the DGCL may otherwise require, any new directorships or vacancies in our Board, including new directorships resulting from any increase in the number of directors to serve in the Board and/or any unfilled vacancies by reason of death, resignation, disqualification, removal for cause, failure to elect or otherwise with respect to any director, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Forum Selection

Our Charter provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: i) (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or our stockholders, (c) any action asserting a claim against us or our current or directors, officers, employees, or stockholders arising pursuant to any provision of the DGCL, our Charter or our Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim against us or our current or former directors, officers, employees, or stockholders governed by the internal affairs doctrine of the law of the State of Delaware. In addition, our Charter designates the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in our Charter will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived its compliance with federal securities laws and the rules and regulations thereunder.

Our warrant agreement governing the Private Placement Warrants designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Private Placement Warrants. Similarly, our warrant agreement governing the Anapass Warrants designate the courts of the State of California as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Anapass Warrants. As a result, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreements governing the Private Placement Warrants or the Anapass Warrants, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York or in the case of the Anapass Warrants, the State of California, and that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the stockholder became interested, the business combination was approved by the Board of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter provides that the liability of the directors and officers of the Company to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, shall be eliminated or limited to the fullest extent permitted under applicable law as it now exists or may in the future be amended.

Our Bylaws also permit us to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Company for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 26,273,653 shares of our Common Stock that may be issued upon exercise of warrants to purchase Common Stock, including the Public Warrants, Private Placement Warrants and Anapass Warrants.

We are also registering the resale by the Selling Securityholders or their permitted transferees of up to 6,580,000 Private Placement Warrants, 148,320 Anapass Warrants and 36,261,987 shares of our Common Stock (including 6,580,000 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants, 148,320 shares of Common Stock that may be issued upon exercise of the Anapass Warrants, 4,529,967 shares of Common Stock issued to the PIPE Investors, 19,685,138 shares of Common Stock acquired by certain Selling Securityholders party to the Registration Rights Agreement, 1,781,626 shares of Common Stock issued to the NRA Investors, 500,000 shares of Common Stock reserved for issuance upon conversion of convertible promissory note, 2,295,333 shares of Common Stock that are issuable upon the exercise of the GCT Warrants and 741,603 shares of Common Stock issued pursuant to the Anapass Securities Purchase Agreement).

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. We could receive up to an aggregate of approximately $103,317,920 if all of the Warrants held by the Selling Securityholders are exercised for cash. However, we will only receive such proceeds if and when the holders of the Warrants exercise the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of any of our shares of Common Stock and the spread between the exercise price of the Warrants and the price of our Common Stock at the time of exercise. We have outstanding (i) 17,250,000 Public Warrants to purchase 17,250,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, (ii) 6,580,000 Private Placement Warrants to purchase 6,580,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, (iii) 2,295,333 GCT Warrants to purchase 2,295,333 shares of our Common Stock, exercisable at an exercise price of $5.00, $10.00, and $18.75 per share, as applicable, as described herein for the GCT Warrants and (iv) 148,320 Anapass Warrants to purchase 148,320 shares of our Common stock, exercisable at an exercise price of $3.02 per share. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. As of May 12, 2025, the closing price of our Common Stock was $1.65 per share. There can be no assurance that any of our Warrants will be in the money prior to their expiration. As such, it is possible that we may never generate any cash proceeds from the exercise of any of our Warrants. We will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We are required to pay all other fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus.

The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. However, there is no established public trading market for the Private Placement Warrants or the Anapass Warrants and we do not intend to apply for listing of the Private Placement Warrants or the Anapass Warrants on any securities exchange or recognized trading system. The price at which the Private Placement Warrants or the Anapass Warrants may be sold will depend, in part, on the manner and timing of such sales, Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

The Selling Securityholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of the NYSE;
•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•	through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;
•	through one or more underwritten offerings on a firm commitment or best efforts basis, which would constitute a material change to our plan of distribution and require the filing of a post-effective amendment to this registration statement and the suspension of sales by the Selling Securityholders until the post-effective amendment is declared effective;
•	settlement of short sales entered into after the effective date the registration statement of which this prospectus is a part;
•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;
•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•	in privately negotiated transactions;
•	in options transactions;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s shares of Common Stock, such Selling Securityholder may transfer shares of Common Stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Securityholder that it intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth, to the extent required. the following information:

•	the specific securities to be offered and sold;
•	the names of the Selling Securityholders;
•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
•	settlement of short sales entered into after the date of this prospectus;
•	the names of any participating agents, broker-dealers or underwriters, if not already named herein; and
•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities offered by this prospectus, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Common Stock and Public Warrants are currently listed on the NYSE under the symbols “GCTS” and “GCTSW,” respectively. We do not intend to list the Private Placement Warrants or the Anapass Warrants on any stock exchange or other trading market.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Palo Alto, California, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Expenses of Issuance and Distribution ($ thousands)	Amount to be Paid
SEC registration fee	$232.07
FINRA filing fee	*
Transfer agent, trustee and registrar fees	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Blue Sky fees and expenses	*
Miscellaneous expenses	*
Total	$232.07

*	Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of securities offered hereby will be included in the prospectus supplement applicable to such offering.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Charter and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Charter that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Charter provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Charter. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Charter and Bylaws or otherwise as a matter of law.

Item 16. Exhibits.

Exhibit Index

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of GCT Semiconductor Holding, Inc., dated as of March 26, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2024).
3.2	Amended and Restated Bylaws of GCT Semiconductor Holding, Inc., dated as of March 26, 2024 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2024).
4.1	Specimen Common Stock Certificate of GCT Semiconductor Holding, Inc. (incorporated by reference to Exhibit 4.2 to Concord III’s Form S-4 filed with the SEC on November 13, 2023).
4.2*	Specimen Warrant Certificate of GCT Semiconductor Holding, Inc.
4.3	Warrant Agreement, dated November 3, 2021, by and between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 9, 2021).
4.4	Warrant to Purchase Common Stock of GCT Semiconductor Holding, Inc. issued to Anapass, Inc. on September 26, 2024 (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 26, 2024).
10.1	Securities Purchase Agreement, dated September 26, 2024, by and between GCT Semiconductor Holding, Inc. and Anapass, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 26, 2024).
5.1*	Opinion of Morgan, Lewis & Bockius LLP
23.1*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
23.2*	Consent of BPM LLP, an independent public accounting firm
24.1	Power of Attorney (included on the signature page hereto).
107	Filing Fee Table.

*            Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act of any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any such purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; and

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, GCT Semiconductor Holding, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California, on May 13, 2025.

GCT SEMICONDUCTOR HOLDING, INC.

By:	/s/ John Schlaefer
	Name:	John Schlaefer
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Schlaefer and Edmond Cheng, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or her substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 13, 2025
Kyeongho Lee

/s/ John Schlaefer	Chief Executive Officer (Principal Executive Officer)	May 13, 2025
John Schlaefer

/s/ Edmond Cheng	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2025
Edmond Cheng

*	Director	May 13, 2025
Robert Barker

*	Director	May 13, 2025
Kukjin Chun

*	Director	May 13, 2025
Hyunsoo Shin

*	Director	May 13, 2025
Jeff Tuder

*	Director	May 13, 2025
Nelson Chan